Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-115745 and No. 333-108256) of Graphic Packaging Corporation of our report dated March 3, 2009, except for Note 20 as to which the date is October 1, 2009, with respect to the consolidated financial statements and schedule of Graphic Packaging Holding Company, and our report dated March 3, 2009 on the effectiveness of internal control over financial reporting of Graphic Packaging Holding Company included in this Form 10-K/A.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP
Atlanta, Georgia
October 1, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-115745 and No. 333-108256) of Graphic Packaging Holding Company (formerly known as Graphic Packaging Corporation) of our report dated February 28, 2008, except as to the reporting segment revision as described in Note 18 “Business Segment and Geographic Area Information” to which the date is March 4, 2009, relating to the financial statements and financial statement schedule, which appear in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Atlanta, Georgia
October 1, 2009